UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

SKY DIGITAL STORES CORP.
 (Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#1801 Building B, Hai Song Da Sha
Che Gong Miao, Fu Tian Qu
Shenzen, China 518041
 (Address of principal executive offices) (Zip code)

86 755 82718088
 (Registrant's telephone number, including area code)

Former name or former address, if changed since last report)
______________________

Copies to:
Gregory Sichenzia, Esq.
Lijia Sanchez, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 930-9700
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01  Entry Into A Material Definitive Agreement.

As more fully described in Item 2.01 below, on May 5, 2011, SKY Digital Store Corp, formerly known as Yellowcake Mining, Inc. (the “Company”, “we” or “SKYC”), completed the acquisition of HongKong First Digital Holding Limited (“FDH”), a company that is in the business of designing, manufacturing and selling of mobile communication and digital products, by means of a share exchange.

On May 5, 2011, we entered into a Share Exchange Agreement (“Exchange Agreement”) by and among SKYC, FDH, and the shareholders of FDH (the “FDH Shareholders”). The closing of the transaction (the “Closing”) took place on May 5, 2011 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Shares”) of FDH from the FDH Shareholders; and FDH Shareholders transferred and contributed all of their Shares to us. In exchange, we issued to the FDH Shareholders, their designees or assigns, an aggregate of 23,716,035 shares (the “Shares Component”) or 97.56% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at $0.20 per share. The parties understand and acknowledge that such exchange is based upon an acquisition value of FDH at $4,743,207, which is agreed and acceptable by all parties.

A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

FDH owns (i) 100% of the issued and outstanding capital stock of Shenzhen Dong Sen Mobile Communication Technology Co., Ltd (also known and do business as Shenzhen Donxon Mobile Communication Technology Co., Ltd, “Donxon”), a company organized under the laws of the People’s Republic of China (“China” or the “PRC”); and (ii) 100% of the issued and outstanding capital stock of Shenzhen Xing Tian Kong Digital Company Limited (“XTK”), a PRC company. XTK is the holder of 100% of the issued and outstanding capital stock of Shenzhen Da Sheng Communication Technology Company Limited (also known and do business as Shenzhen Dasen Communication Technology Company Limited, “Dasen”), a PRC company. Dasen is the holder of 70% of the issued and outstanding capital stock of Foshan Da Sheng Communication Chain Service Company Limited (also known and do business as Foshan Dasen Communication Chain Service Co. Ltd, “FDSC”), a PRC company. Pursuant to the Exchange Agreement, FDH became a wholly-owned subsidiary of the Company, and the Company will own 100% of Donxon, 100% of XKT, 100% of Dasen and 70% of FDSC indirectly through FDH.

The directors of the Company have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors and majority stockholders of FDH have approved the Exchange Agreement and the transactions contemplated thereunder. Mr. Lin Xianfeng, the sole officer and chairman of the Company, is also the sole officer and chairman of FDH. As a further condition of the Share Exchange, Johnny C.W. Chan and Xiuhong Tian were appointed as the new officers of the Company, effective immediately at the Closing.

The Share Exchange transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on May 5, 2011, in accordance with the Exchange Agreement, we acquired FDH, which is the parent holding company of operating subsidiaries engaging in the business of designing, manufacturing and selling of mobile communication and digital products in the PRC. The closing of the transaction took place on May 5, 2011. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the Shares of FDH from the FDH Shareholders; and the FDH Shareholders transferred and contributed all of their Shares to us. In exchange, we issued to the FDH Shareholders, their designees or assigns, an aggregate of 23,716,035 shares or 97.56% of the shares of common stock of the Company issued and outstanding, at $0.20 per share, on a fully-diluted basis as of and immediately after the Closing. A copy of the Share Exchange Agreement is filed as Exhibit 2.1 to this Current Report. The parties understand and acknowledge that such exchange is based upon an acquisition value of FDH at $4,743,207 which is agreed and accepted by all parties. Following the Share Exchange, there are 24,309,066 shares of common stock issued and outstanding.

FDH, through its subsidiaries Donxon and XTK, primarily engages in the business of designing, manufacturing and selling of mobile communication and digital products in China. FDH was incorporated with limited liability under the laws of Hong Kong and owns 100% of the issued and outstanding capital stock of Donxon and XTK, both organized under the PRC laws. Pursuant to the Exchange Agreement, FDH became a wholly-owned subsidiary of the Company, and through FDH, the Company owns 100% of Donxon and XTK.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Overview

FDH, through its direct operating subsidiaries Donxon and XTK, primarily engages in the business of designing, manufacturing and selling of mobile communication and digital products in China. FDH owns 100% of the issued and outstanding capital stock of Donxon and XTK. XTK is the holder of 100% of the issued and outstanding capital stock of Dasen. Dasen is the holder of 70% of the issued and outstanding capital stock of FDSC.

Historical Sales and Income Summary

FDH generates revenues solely from the sales of mobile communication and digital products. Our net sales revenues for the fiscal year ended December 31, 2010 which was $34,993,500 represented a 583% growth from the fiscal year ended December 31, 2009 with net sales revenues of $5,123,871.  Our fiscal year 2010 net income was $2,040,222; an increase of 737% compared with our fiscal year 2009 net income of $243,730. The post-merger assets of the Company and its subsidiaries on a consolidated basis include cash, accounts receivable from customers, inventories, trade deposit, prepaid expenses, equipment and other receivables.

	Fiscal Year Ended December 31,
Summary Consolidated	2010	2009	Growth
Statement of Operations:	(audited)	(audited)%
Sales, Net	$34,993,500	$5,123,871	583%
Gross Profit	3,703,336	320,165	1057%
Net Income	2,040,222	243,730	737%

Organization & Subsidiaries

FDH’s organizational structure was developed to permit the infusion of foreign capital under the laws of the PRC and to maintain an efficient tax structure, as well as to foster internal organizational efficiencies. FDH was established on September 30, 2010 in Hong Kong. FDH entered into a share exchange agreement with the shareholders of Donxon on November 3, 2010, and as a result of the transaction, Donxon became a wholly-owned subsidiary of FDH. XTK was established by FDH on February 28, 2011 in Shenzhen, PRC. XTK completed a 100% ownership acquisition transaction with Dasen on April 7, 2011 and has an indirect interest ownership of 70% of FDSC through Dasen. Dasen was established on November 26, 2007 in Shenzhen, PRC. FDSC was established on January 19, 2007 in Foshan, PRC. 70% interest ownership of FDSC was acquired by Dasen on January 7, 2008. The Company’s organization structure post-Share Exchange is summarized in the figure below:

Donxon:

Donxon is a company committed to research and development (“R&D”), production and sales of mobile communication and digital products. Donxon has acquired Network Access Licenses from the Ministry of Industry and Information Technology in all available telecommunication standards, including GSM, CDMA, TD-SCDMA, EVDO, and WCDMA. The main products of Donxon currently include CDMA phones, 3rd Generation (hereinafter ‘3G’) phones, and projectors. New products which include projector phones and tablet computers are scheduled to be launched into market between mid and late year 2011. Its network of sales and after sales services extends to every province in the nation.

Donxon was established on April 9, 2003 and entered into the telecommunication market and related fields by establishing regional dealerships with certain international brands such as TCL, Philips and Capitel and has achieved excellent success. After years of experiences and resources accumulation in the sector, Donxon acquired Network Access Licenses for mobile phones in all available standards, including GSM, CDMA, TD-SCDMA, EVDO, and WCDMA from the Ministry of Industry and Information Technology in Year 2008, and officially entered into the business of mobile phone development and sales. Furthermore, Donxon invested working capital in the R&D of mobile phones in Year 2009 and underwent government inspections, in which a total of 21 models of its mobile phones passed. Starting from Year 2010, Donxon has begun producing its own line of mobile phones under its own brand names “Donxon” and “EMI”.  Donxon owns one trademark rights currently, which is “Donxon”, and two pending trademark rights, which are “EMI” and “      ” (Dong Sen in Chinese characters).

Donxon has developed its comprehensive management system in R&D, production and sales. Donxon’s R&D department has its own proprietary research capabilities of upgrading mobile phone products to launch 30 new mobile phone products each year. With a strong foundation in manufacturing and successful sales channels while maintaining independent R&D as its core strategy, Donxon believes that it is on the right track and stage to develop branded products.

Donxon’s registered and headquarter Shenzhen office address is Suite #1801, Building B, Hai Song Da Sha, Tairan 9 Lu, Che Gong Miao, Fu Tian Qu, Shenzhen, China 518041. The Shenzhen office area is approximately 349.43 square meters, and the monthly rental fee is RMB 31,410. Donxon has also set up a branch office in Beijing, and the address is Suite #1609-1610, 16th Floor, Jin Yu Da Sha, Xi Da Jie Jia # 129, Xuanwu Men, Xi Cheng Qu, Beijing, China 100031. The Beijing office area is approximately 71 square meters, and the monthly rental fee is RMB 7,861.83. Donxon’s Shenzhen factory is located at Floor 6, Block C5, Fuyuan Industrial Zone, No. 111 Zhoushi Lu, Xixiang Jie Dao, Bao’an Qu, Shenzhen, China 518033. The Shenzhen factory, which has easy access to main highways, is approximately 935 square meters in total rental area, and the monthly rental fee is RMB 11,687.50.

Donxon is equipped with two complete mobile phone production lines, including one 32 meters’ assembly with a packaging line, and another 23 meters’ assembly line. Furthermore, it is also equipped with five different mobile phone test instruments, including one CMU200 integrated test instrument; one 8960 integrated test instrument; one CMD55 integrated test instrument; one CMD80 integrated test instrument; and one torque tester. To ensure product quality, Donxon has acquired certain International Standard certifications, such as ISO9001:2000 Quality Management System, ISO14001:2004 Environmental Management System, and GB/T28001:2001 Occupational Health and Safety Management System.

Currently the production capacity of Donxon is between 60, 000 to 90, 000 units per month and it has a total of 127 employees, including81 assembly workers, 20 operating and management personnel, and 26 sales personnel. Among its employees, 30 hold Bachelor degrees; 26 hold Associate degrees and the rest of 71 have high school education or lower. All 127 current employees are full time.

With the growth of consumers in the electronics sector, the changes and expansion of the market, Donxon pushes further for innovation while maintaining sales efforts in existing products (such as GSM phones and CDMA phones through its channels). It has also entered into the 3G mobile phone market by co-operating with top domestic plan providers. It has established close business relationships with Chinese mobile carriers, such as China Telecom, China Mobile and China Unicom. Aiming for expansion in both the Chinese and the international markets, Donxon is continuously searching for business opportunities and is prepared to accept new challenges.

Main Products and Product Positioning

1. Specifications, Functions and Patents of Main Product Series
a) CDMA1X, EVDO mobile phones are customized strictly according to China Telecom’s customization requirements, supporting all applications required by China Telecom. They have passed the tests held by Guangzhou Research Institute of China Telecom Co., Ltd. and are listed in the customization product lines of China Telecom.

b) CDMA1X M808, D1, M88 mobile phones have obtained Network Access Licenses from the Ministry of Industry and Information Technology, participating in the first bid organized by China Telecom.

c) EVDO 3G mobile phone products, including E189, E289, E389, E153, and E180 have obtained Network Access Licenses from the Ministry of Industry and Information Technology, and E189 is the first launched EVDO mobile phone model that is priced above RMB 1,000 by China Telecom.

d) TD-SCDMA 3G mobile phones developed and produced by Donxon are customized strictly according to China Mobile’s customization requirements, supporting all applications required by China Mobile. They have passed the tests held by Research Institute of China Mobile, and are listed in the customization product lines of China Mobile. TD-SCDMA products, including D66, and D108 have obtained Network Access Licenses from the Ministry of Industry and Information Technology, and D66 have obtained a good grade from Research Institute of China Mobile.

e) Donxon owns one trademark currently, which is “Donxon”, the duration of which lasts until March 6, 2021. It has two pending trademarks, which are “EMI” and “  ” (Dong Sen in Chinese characters). It also owns three patents and has four pending patents. The three patents owned are a) Appearance Patent of E189 EVDO 3G mobile phone, the duration of which lasts until April 28, 2010; b) Appearance Patent of E389 EVDO 3G mobile phone, the duration of which lasts until April 28, 2010; and c) Appearance Patent of G1 projector mobile phone, the duration of which lasts until January 6, 2021. The four pending patents are a) Appearance Patent of E66 EVDO 3G network card; b) Appearance Patent of E289 EVDO 3G mobile phone; c) Appearance Patent of E153 EVDO 3G mobile phone; and d) Appearance Patent of E180 EVDO 3G mobile phone. Moreover, Donxon has obtained four chip-set licenses for R&D, which are a) Chip-set License of CDMA2000 2G CBP5.0, CBP5.1, CBP5.5, and CBP5.6 by VIA Technologies; b) Chip-set License of CDMA2000 3G CBP7.0, CBP7.1 by VIA Technologies; c) Chip-set License of GSM SC6600L, SC6600LS by Spreadtrum Communications; and d) Chip-set License of TD-SCDMA SC8800H by Spreadtrum Communications.

2. Product Positioning
a) Customized mobile phone supplier for China Telecom: CDMA single mode and GSM/CDMA dual mode mobile phones, 2G and 3G Smartphones made by Donxon are customized strictly according to China Telecom’s customization requirements, supporting all applications required by China Telecom. They have passed the tests held by Guangzhou Research Institute of China Telecom Co., Ltd. and listed in the customization product lines of China Telecom.

b) CDMA mobile phone mass marketer: Donxon plans to produce CDMA single mode and GSM/CDMA dual mode mobile phones and 2G and 3G Smartphones to cover the low, middle, and high end markets.

c) Customized mobile phone supplier for China Mobile: TD-SCDMA 3G mobile phones developed and produced by Donxon are customized strictly according to China Mobile’s customization requirements, supporting all applications required by China Mobile. They have passed tests held by Research Institute of China Mobile, and listed in customization product lines of China Mobile.

d) GSM mobile phone mass marketer: Donxon plans to produce TD-SCDMA mobile phones to cover the low, middle, and high end markets. Donxon has a reasonable price system for its products. The average price range of its phones is from RMB 500 to RMB 900. Products with low margins account for the most sales revenues but products with high margins are in short supply, which shows that Donxon has enormous room for growth.

3. New Products

a) Besides expansion in the production in 3G communication products, Donxon will capture the growth opportunity of tablet PC. The research, production and sales of tablet PC will be the main business focus and growth engine of Donxon in the future.

Apple has made a breakthrough in innovation of consumer electronics with its iPad’s launch. Similar products were launched in the market. However, there is no real competitor to threaten iPad’s market dominance. Tablets adopting Window CE operating system and resistive-touch screen have had poorer performance in touch and text input experiences than tablets using capacitive-touch screen which supports multi-touch technology. In addition to the screen difference, another key factor in which most tablets are less competitive than iPad is the support for Apps. When Apple developed iPad, it collaborated with thousands of App developers. With strong support from developers, iPad has gained an edge against its competitors. Apps on iPad run smoothly with perfect graphics, response quickly to multi-touch gestures and gravity screen, which are usual problems for Apps running on Android operating system. There are many Apps from Android too but most of the Android Apps cannot display properly with larger resolutions as Android OS is usually used for smartphone category of below 5 inches. However, we believe that the current issue will be solved and the demand for other tablets PC besides iPad will increase. Donxon will work closely with strategic partner software developers on R&D in developing tablets PC and plan to launch our brand of tablets PC in 2011.

b) Micro projector products are another new business focus of Donxon, which include projector phones with projection function. Donxon has basically solved certain technical difficulty of the product and is collaborating with partners to launch a new series of products in 2011.

Price will be the first obstacle to Donxon’s projector phones. Even with the low price acceptance level of mobile phones among consumers, projector phones’ costs and price still remain at a high level. High price of optical engine is the key factor behind it. Take Ongine Technology (the only Chinese proprietary optic engine supplier) as an example. Even though Ongine owns its proprietary factory, has more than 10 years of experiences in optical production, and low cost in management, its optic engine for mobile projector phones still cost more than  $20 per unit. However, price of the optic engine for mobile projector phones will decrease as competitions remain tense among upstream panel suppliers that have adopted the LCOS panel technology, including Taiwan Himax, American Displaytech and Aurora. These companies will compete with each other’s technology in the growing market and hence bringing down the cost.

Cooling or heat elimination is another obstacle. The shell temperature of mobile phones or other equipment should remain at 40 to 42 degree Celsius. If it exceeds 45 degree Celsius, the heat would cause harm to the skins. The first projector mobile phone model of Shengtai Communication in 2008 did not gain popularity in the market mainly due to its cooling problem. On the other hand, as cooling requirements are loose in traditional mobile phone productions, most of Chinese mobile phone manufacturers have not accumulated sufficient knowledge in this area. In order to solve the temperature cooling problem, some projector mobile phone manufacturers have begun cooling module design and provided cooling solutions to mobile phone design companies. For instance, the power consumption of Ongine Technology’s 5 lumen optic engine is only 1W, it could solve perfectly the heat problem to control shell temperature under 42 degree Celsius without using fans. It is believed that more and more optic engine manufactures and mobile phone designing companies will accumulate sufficient knowledge in cooling technologies, and projector mobile phones will reach its mature stage.

Raw Materials and Suppliers

Printed Circuit Board Assembly (PCBA), LCD screen, camera, T-Flash memory card, electronic materials, shell materials, packaging materials, and other basic components are our main raw materials in the production of mobile communication and digital products. Donxon purchases all of its raw materials and component parts from a variety of sources, none of which is believed to be a dominant supplier. Alternative sources of supply are to be available to Donxon.  Our top raw material suppliers are listed as below:

Top Major Suppliers in 2009

Suppliers/ Materials	Percentage
Henan Postel Mobile Communications Equipment Co., Ltd./ Mobile Phones	24.84%
Jiangsu Yingtai Electronics Co., Ltd./ Mobile Phones	33.29%
Synnex (China) Zhengzhou/ Mobile Phones	41.87%

Top Major Suppliers in 2010

Suppliers/ Materials	Percentage
Shenzhen Wefly Technology Co., Ltd./ PCBA	23.94%
Simware Telecom Co., Ltd. Guangzhou/ PCBA	18.00%
Shenzhen Concox Information Technology Co., Ltd./ PCBA and projector components	15.34%
Shenzhen Dijing Shi Ye Co., Ltd./ LCD screen	4.66%
Shenzhen Xin Zhi Ji Digital Co., Ltd./ T-Flash memory card	4.60%

Marketing/Sales Strategies and Customers

Sales breakdown: The sales of our mobile communication products counted for 100% of sales in our fiscal year ended December 31, 2009. The sales of mobile communication products accounted for 93.85% and the sales of projectors accounted for 6.15% of the total sales in our fiscal years ended December 31, 2010.

Donxon’s marketing and sales strategies include:

a. Enter the market at a low cost;
b. Lower costs by proprietary product design;
c. Outsource certain productions to buy more marketing time;
d. Adopt a low pricing sales strategy; and
e. Establish an extensive sales and after-sales channel.

Donxon’s advertising promotion strategies include:

a. Give-away advertising promotion;
b. Entertaining advertising promotion;
c. Price winning advertising promotion; and
d. Non-commercial advertising promotion.

Five Major Customers in 2009

Customers	Percentage
Chengdu Ying Pu Rui Sheng Communication Equipment Co., Ltd.	25.70%
Shenyang Ba Fang Li Da Electronics Co., Ltd.	25.31%
Zhejiang Tian Ya Communication Technology Co., Ltd.	25.16%
Jinan Xin Jin Wang Information & Communication Co., Ltd.	12.40%
Fujian Yun Jin Digital Technology Co., Ltd.	11.43%

Top Five Customers in 2010

Customers	Percentage
Shenzhen Hong Run Da Digital Technology Co., Ltd.	8.64%
Fujian Nan Kai Dian Zi Ji Shu Kai Fa Co., Ltd.	7.61%
Shenyang Ba Fang Li Da Electronics Co., Ltd.	7.33%
Shenzhen Yang Guang Xing Ye Trade Co., Ltd.	6.10%
Shenzhen Shijitianyuan Communication Technology Co., Ltd.	5.87%

Market Shares and Competitors

Our analysis and comparison on local competitors:

PRC’s Local Manufacturers	Overall Industry Market Share	Strengths	Weaknesses
Lenovo	4.5%

Lenovo Mobile Communications is the top brand in China, one of the core members of TD-SCDMA alliance and has been a leader in 3G and smart phones. In 2005, American Business Week granted the Award for Industrial Design Excellence to its ET960. In August 2009, Lenovo Mobile Communications’ market share reached 4.5%, just behind international manufacturers Nokia and Samsung.

			High operating costs, low price to performance ratio.
Tianyu	3.6％

Tianyu is one of the few companies which have obtained manufacturing licenses for GSM / GPRS, and CDMA mobile phones. Tianyu is also one of the market leaders in Chinese market and has had a rapid growth. In 2008, it sold a total of 21 million phones. In August 2009, its market share reached 3.6%, as high as LG Electronics (China).

			High operating costs, low price to performance ratio.
Huawei	3.2%

Huawei is the largest networking and telecommunication equipment supplier in the world, specializing in production and marketing of communication equipment. Huawei Technologies was included in the World's Most Respected 200 Companies list compiled by the Forbes magazine in May 2007. Huawei also manufactures mobile phones and is reputable in CDMA and 3G phones industry.

			High operating costs, low price to performance ratio.
Gionee	2.4%	Gionee specializes in Chinese domestic market and overseas sales. It obtained manufacturing license of GSM and CDMA mobile phones in 2005.	High operating costs, low price to performance ratio.
Oppo	2.3%	Oppo used to produce MP3 and MP4 players, has built its brand image and its sales network.	High operating costs, low price to performance ratio.
Donxon/EMI	0.24%

Focus on the three main companies - China Telecom, China Mobile and China Unicom’s customized mobile communication products; has independent R&D capabilities of mobile phones with integrated micro-projection machine, independent R&D with a cluster calling features (PTT) mobile terminal industry applications.

			New brands, need to work on building brand image.

Business Model

Donxon’s goal is to become a competitive leader in the development and manufacturing of consumer digital and mobile communication products. We will try to achieve this goal through our development strategies and business model:

1. Management Strength
Donxon has an efficient management team equipped with comprehensive sector knowledge. Most of the team members hold bachelor’s degrees or higher, and one half of them hold master’s degrees. 40% of the management team has years of management experiences in Chinese listed companies. Hence the management is more efficient and this is the core competitiveness of Donxon. Moreover, Donxon is a qualified customization mobile phone brand supplier of China Telecom, participating in discussion and finalization of mobile phone customization standards of China Telecom; a qualified customization mobile phone brand supplier of China Mobile, participating in discussion and finalization of mobile phone customization standards of China Mobile; and an approved mobile phone brand manufacturer by the Ministry of Industry and Information Technology of China, participating in discussion and finalization of headset jack and charger jack standards.

2. Quality Strength
The employees of Donxon have comprehensive industry knowledge and quality control experience. After years of operation, it has accumulated rich experiences and data in field control and technical management. By strict quality control measures and equipment, Donxon ensures high quality of its production and has gained trust from many top clients.

3. Efficiency Strength
Donxon has a clear corporate governance structure. Major shareholders participate in the operation of Donxon. Anticipating customer demands and responding to the market, the management team has full decision making power and responds to market conditions efficiently.

4. Cost Strength
Cost control remains one of the most important management tasks of Donxon and the cost control concept is shared by all Donxon employees. By scientific and detailed management in technical development, technical improvement, purchase control, procedure optimization, inventory management, sales and overhead cost target control, Donxon is able to operate at low cost and high efficiency and to produce more competitive products.

5. Technology Strength

5.1 Technology development
In order to improve product competitiveness, Donxon commits to R&D of mobile phone technologies.
a. R&D of main 3G (EVDO, TD-SCDMA) mobile phone products;
b. R&D of new products, such as projector mobile phones;
c. R&D of more different categories of mobile phone products, in which mobile phones are going smart and multimedia as multi-touch smartphones are gaining popularity, the gap between mobile phone and the internet are getting narrower.
d. R&D of user friendly interface, which is key factor to improve mobile internet user experience.
e. Integration of various functions under costs control, in which traditional functions of mobile phone will be fully utilized. The hardware design develops toward multi-modes, intelligent, and opened platform, and integrates with high storage, high performance processor, high memory, high resolution touch screen, battery longevity and high resolution camera.
f. Integrates elements of ultra-thin, full touch wide screen, narrow edge LCD design, to improve user vision/sensual experiences.

5.2 R&D Strategy
a. To search for overseas strategy alliance and import advanced technology from all over the world;
b. Collaborating with Chinese domestic universities, link up research and development with production;
c. Co-found research and development center with Shenzhen Government.

5.3 Donxon’s Research and Development Procedure Chart

Environmental Protection

Compliance with national, provincial or local rules and regulations on the discharge of materials into the environment, or otherwise relating to the protection of the environment have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of Donxon. The Company uses and generates certain substances and wastes that can be regulated or may be deemed hazardous under certain national, provincial or local regulations with respect to the environment. However, there is currently no cost generated in compliance with the current environment laws in the PRC.

XTK and its subsidiaries, Dasen and FDSC:

XTK was established by FDH on February 28, 2011 in Shenzhen, PRC. It was a newly established management company set to focus on the management and future merger or acquisition of franchisee chain stores that sell mobile communication and digital products and provide after-sales services. XTK completed a 100% ownership acquisition transaction with Dasen on April 7, 2011 and has an indirect interest ownership of 70% of FDSC through Dasen. Dasen was established on November 26, 2007 in Shenzhen, PRC. FDSC was established on January 19, 2007 in Foshan, PRC. A 70% interest ownership of FDSC was acquired by Dasen on January 7, 2008. Except as otherwise disclosed herein or incorporated herein by reference, there have been no bankruptcy and no other reclassification, merger or purchase or sale of assets from XTK and its subsidiaries.

XTK is established as a management and holding company. Its operating subsidiaries, Dasen and FDSC, engage in the retail business of selling mobile communication products and accessories in PRC. Dasen and FDSC operate the retailing business through its retail website (http://www.dasen.com.cn/) and three branch chain stores located within Guangdong Province. They offer customers a broad selection of mobile phones from international brands such as Nokia, Motorola, Samsung, Sony Ericsson, LG, HTC to PRC domestic brands such as Lenovo, OPPO, Gionee and others. XTK, Dasen and FDSC do not own any patents or trademarks.

XTK, Dasen and FDSC did not spend any funds during the last two years on research and development as they are only engaging in retailing business and not manufacturing. XTK, Dasen and FDSC’s retailing business does not require them to comply with any local or national environment laws currently.

XTK’s registered Shenzhen office address is #2-98 Nan Shi, Block B 2nd Floor, Lan Guang Building, No. 56 Zhen Hua Road, Fu Tian Qu, Shenzhen, China 518031. XTK’s Shenzhen office area is approximately 19.5 square meters, and the monthly rent expense is RMB 1365. Dasen’s registered Shenzhen office address is #11C2-B Tian Xiang Building, Che Gong Miao, Fu Tian Qu, Shenzhen, China 518040. Dasen’s Shenzhen office area is approximately 439.5 square meters, and the monthly rent expense is RMB 35160. FDSC’s registered Foshan office address is Dong A Qu, #2-3, Huang Qi Business Central, Nan Hai Qu, Foshan, China 528248. FDSC’s Foshan office area is approximately 101.5 square meters, and the monthly rent expense is RMB 20101. The three branch chain stores are located at: (i) Ground Floor, Xing Da Building, Ren He Zhen, Bai Yun Qu, Guangzhou, China 510470, with an area of approximately 210 square meters and monthly rent expense of RMB 31,000; (ii) #130 Cang Jiang Lu, He Cheng Jie Dao, Gao Ming Qu, Foshan, China 528500, with an area of approximately 176.05 square meters and monthly rent expense of RMB 66,371; and (iii) #18-#19 Jin Hai Da Lou, Jin Cheng Lu, Le Liu Zhen, Shun De Qu, Foshan, China 528322, with an area of approximately 101.5 square meters and monthly rent expense of RMB 11,000.

XTK has 5 employees and they are all full time employees. Dasen has 31 employees and they are all full time employees. FDSC has 10 employees and they are all full time employees.

Suppliers and Materials

Dasen’s 2010 Top Suppliers and Materials supplied:

Supplier	Material Supplied	Percentage
Guangzhou Yong Ji Electronics Technology Company Limited	Mobile Phones	54%
Guangzhou Wu Zhong Jin Shu Company Limited	Mobile Phones	29%
Guangzhou Hai Tuo Information Technology Company Limited	Mobile Phones	3%
Shenzhen You Li Tong Electronics Company Limited	Mobile Phones	3%
Guangzhou Duo Mao Tong Technology Company Limited	Mobile Phones	3%

FDSC’s 2010 Top Suppliers and Materials supplied:

Supplier	Material Supplied	Percentage
Shenzhen Dasen Communication Technology Company Limited	Mobile Phones	100%

XTK does not have any supplier.

Customers and Product Positioning

Dasen’s 2010 Top Customers and Percentage:

Customers	Products Sold	Percentage
Foshan Da Sheng Communication Chain Service Company Limited	Mobile Phones	66%
Foshan San Shui District Xi Nan Road Dong Tian Communication Products Store	Mobile Phones	5%
Foshan San Shui District Xi Nan Road Ji Cheng Bao Cell Phones Store	Mobile Phones	5%
Guangzhou Bai Yun District Tai He Yin Sheng Communication Store	Mobile Phones	3%
Foshan Shun De District Le Liu Ji Sheng Jia Telecommunication Store	Mobile Phones	3%

FDSC’s 2010 Top Customers and Percentage:

Customers	Products Sold	Percentage
Foshan Nan Hai Da Qi Communication Product Store	Mobile Phones	24%
Foshan San Shui District Xi Nan Road Dong Tian Communication Products Store	Mobile Phones	13%
Foshan Da Sheng Communication Chain Service Company Limited – Gao Ming Qu Branch Chain Stores	Mobile Phones	8%
Conghua Jie Kou Yan Guo Communication Product - Operating Store	Mobile Phones	5%
Yingde Ying Cheng Da Sheng Communication Company – 2nd Operating Store	Mobile Phones	5%

The positioning of our products is also mainly focused on middle-level products, with lower price compared to high-end products. Moderately priced products are easier to be accepted by consumers in smaller markets. We will also utilize our resources and network to sell our Donxon and EMI brand products. We will also focus on providing consumers with a superior shopping experience through our highly trained sales staff and a broad selection of mobile devices, accessories, data storage products, and after-sales services. We believe a one-stop shop approach is the key factor that differentiates our offering from our competitors. Our knowledgeable staff utilizes a consultative and informative sales approach targeting consumers that are keen to the hands-on experimentations of new mobile technologies or other digital products before making a purchase decision. Dasen and FDSC also provide a direct-to-consumer sales channel through our e-commerce website platform (http://www.dasen.com.cn/) that provides consumers with our latest product offerings, promotions and access to customer service, complementing our physical retail operations and increasing the scope of our marketing and branding efforts to the immense internet consumer population.

Business Model

XTK and its subsidiaries’ business model is to develop a network of digital products and mobile phone retail chains in third and fourth-tier cities throughout China. Third and fourth-tier cities are less developed and less populated compared to first and second-tier cities. First-tier cities such as Beijing, Shanghai and Guangzhou are cities that are more developed and more populated with a higher average salary. The market within first and second- tier cities is extremely competitive and the cost of business operation is also higher compared to third and fourth-tier cities. Therefore, we believe targeting third and fourth-tier cities for growth is faster and easier.

Business Strategies

XTK and its subsidiaries’ goal is to become a dominant specialty retailer for consumer digital and mobile communication products and services in China. The principal components of the growth and business strategies we plan to implement to attain our goal include the following:

•Expand the coverage of our retail network. We plan to continue expanding our retail chain stores network in PRC’s third and fourth-tier cities in order to expand the market availability of our products in China.

•Deepen and solidify our cooperative relationships with mobile carriers. We intend to develop, deepen and solidify our cooperative relationships with mobile carriers in order to provide better services and more selections for our customers.

•Efficiently integrate acquired retail chains. We intend to integrate newly acquired or newly joined franchisee chain stores in a cost and time efficient way.

•Enhance store and product brand awareness. We continue to devote our efforts towards brand development and utilize marketing concepts in an attempt to strengthen the marketability of our products.

▪Significantly increase value-added service offerings to customers. We also plan to strengthen the performance of our after sales services and introduce different value-added service offerings to our customers.

MARKET SUMMARY

1. Mobile Phone Market in China

1.1 History & Trend in CDMA Mobile Phone Market

China Unicom began its operation of CDMA network in Year 2002. Then China Telecom acquired the CDMA network and its related assets and businesses from China Unicom in June 2008 for a value of RMB110 billion. China Telecom has now replaced China Unicom and became the third largest CDMA network operator in the global market. However, the major problems faced by the CDMA network are limited supply of CDMA phones and higher than average price. But the company believes that China Telecom is the game changer as China Telecom’s current 200 million customers are potential CDMA subscribers.

CDMA phones are mobile phones used within the CDMA network. CDMA stands for Code Division Multiple Access, it is a more advanced digital interface technology, which is characterized by a high frequency of utilization, low power consumption, and good quality voice calls.

Compared to GSM phones, CDMA phones possess the following advantages:
First of all, it has low usage of transmission power; hence it has extremely low radiation and extends the battery life of the mobile phone. Secondly, it has a lower dropout rate than GSM phones for it adapts to a more advanced soft-switching technology. Thirdly, it provides better voice call quality of and offers noise-free communication, even in a noisy background. Lastly, it offers a higher Call Completion Ratio. As the CDMA technology developed from military anti-jamming communication system and its signal processing capacity is seven times higher than narrowband modulation. Therefore, for a same bandwidth, the CDMA system offers five times more capacity than GSM system, hence the network traffic drops and the Call Completion Ratio increases.

Moreover, CDMA phones are called “green phones”. The operating power of GSM phones and analog phones are usually 600 MW, while the maximum operating power of CDMA phones are only 200 MW. Furthermore, CDMA phones’ transmission power is less than 0.2W. It has extremely low radiation and extremely low impacts on human health. As the transmit power of stations and mobile phones decrease, the calling time increases and the battery and phone life extend.

As China Telecom enters the market, mobile services are segmented into three categories. First comes the business segment, in which government and enterprise clients are targeted; second comes the ‘My E Home’ brand, in which China Telecom packages CDMA services with Wi-Fi services together and offers it to household subscribers; third comes the individual subscribers. China Telecom strategically plans to upgrade its CDMA network to 3G, and to deploy its 4G network with LTE technology.

CDMA is an advanced digital interface technology itself. It is adopted by Verizon (US), SK Telecom (South Korea), and KDDI (Japan) and has showed positive performance. As waiting the deployment of LTE system to its maturity, China Telecom could gain an edge over China Mobile by offering EV-DORev, a mobile broadband service.

According to a market research, total CDMA phone sales exceeded 30 million in Year 2009. There were 600 models of CDMA phones available in the market in Year 2009, compared to 150 models in Year 2008 as China Telecom began its CDMA network deployment. As for 3G phones, based on statistics compiled by marketing consultant firms within the sector, 3G subscribers exceeded 10 million in Year 2009 in China and 3G (EVDO) subscribers of China Telecom exceeded 4.81 million. The increase in CDMA mobile phone sales signifies efficiency and performance of China Telecom in its mobile phone business segment. In terms of competition in mobile communication sector, mobile phone sales are one of the key factors, by which the maturity of mobile phone sector and efficiency of the mobile phone channel determine the ups and downs of each mobile phone carriers. Especially in the 3G era, mobile phone sales are an important part of marketing strategy of mobile phone carriers.

1.2 Current Situation of TD-SCDMA and Development Trend

Currently there are a total of three main 3G mobile telecommunication standards available in the global market, WCDMA, CDMA2000 and TD-SCDMA. The former two standards are gaining popularity rapidly in both the European and the American markets. TD-SCDMA standard is a self-proprietary 3G standards developed by China and almost reaches its maturity after years of development. Although TD-SCDMA network develops at a fast pace in China, international mobile phone brands still reluctant to produce TD-SCDMA phones as most international mobile phone brands are patent holders of WCDMA and CDMA2000 technologies. Therefore, most of the available TD-SCDMA phones in the market are made by Chinese firms and TD-SCDMA phone market develops at a slow pace. If the international mobile phone brands want to tap into the huge Chinese mobile phone market, these brands will need to come up with TD-SCDMA phone sales strategies. First of all, Chinese government had shown its support in the TD-SCDMA standard deployment and announced specific policies supporting the TD-SCDMA standard in the sector. Secondly, China Mobile has a huge mobiles phone subscriber base and accounts for the largest market shares in the Chinese market. China Mobile has a compensation plan to support TD-SCDMA phone development to attract suppliers. As China Mobile’s launch its compensation plan, more and more international mobile phone brands have joined TD-SCDMA mobile phones R&D. Models of TD-SCDMA mobile phones in the market are increasing, but the majority of the available models are middle to high end products. China Mobile is adjusting its policies to encourage suppliers to produce affordable middle to low end phones in order to acquire a bigger market share.

In the first half of Year 2008, rumors of the “death of TD-SCDMA” were spreading among the Chinese telecommunication industry, which caused serious concerns. Then the Ministry of Industry and Information Technology, the Ministry of Science and Technology, National Development and Reform Commission of China restated their support of the TD-SCDMA deployment. In the beginning of Year 2009, the Ministry of Industry and Information Technology, National Development and Reform Commission, Ministry of Finance, State-owned Assets Supervision and Administration Commission (‘SASAC’), and Ministry of Science and Technology of China jointly announced certain specific policies to support the TD-SCDMA standards. China Mobile also expressed its commitment to the development of TD-SCDMA several times in public, which had significant meanings to the development of the Chinese telecommunication industry. China Mobile had deployed around 16,000 TD-SCDMA stations within one year, as much as in ten years of GSM station deployments in the same area. Furthermore, China Mobile insisted on its three ‘No’ policy (No change phone number, No change Sim card and No registration), which not only provided a smooth transition to its current 0.5 billion subscribers from GSM standard to TD-SCDMA standard, but also laid down a solid foundation for future development of TD-SCDMA.

TD-SCDMA will transit towards TD-LTE technology in the future. The transition costs will account 60% of China Mobile’s future investment. China Mobile has given specific requirements to TD-SCDMA equipment suppliers, in which all Phase II TD-SCDMA equipment are required to be capable of transiting to LTE.  TD-SCDMA stations will share the same platform with LTD according to the plan. Therefore, the transition of TD-SCDMA will be smooth and economical, which is comparable to the transition of WCDMA to FDD LTE. As for CDMA, the world has abandoned its transition path to UMB, by which operators of CDMA networks has to turn to LTE (FDD or TDD), which requires large sum of funds and enormous network implementations. Hence, as long as TD-SCDMA industrial chain develops positively, suppliers’ investment in TD-SCDMA will earn a positive return and contribute to its research in TD-LTE technology, and China Mobile will gain practical advantages along the transition from TD-SCDMA to TD-LTE.

2. Sector Barriers and Regulations

CDMA technology is exclusively owned by Qualcomm, an American company. The core of its business model is to develop intellectual property portfolio based on CDMA technology and to build up technological barriers by setting up industry standards. Moreover, by vertical management and universal licensing, Qualcomm accelerates adoption of its technology and makes strategically alliance with authorized suppliers through cross-license and royalty.

Since Qualcomm owns the intellectual property of both CDMA and WCDMA technologies, Qualcomm is the largest patent beneficiary. If any enterprises want to enter the market of CDMA mobile phone research and sales, it must pay up to $5 million of chip license fee to Qualcomm and certain software license fees for adopting each platform. Furthermore, after purchasing the chips, both solution companies and manufacturers have to pay 6% of patent fees per product of total sales amounts. As Qualcomm monopolizes such technologies, the barrier will remain stiff in the industry for a long time. Mobile operators are the biggest bulk buyers of CDMA phones while others cannot get access to the products easily. In China, the manufacturing application procedure for CDMA mobile phones is the same as GSM phones. The manufacturer shall obtain Network Access License first, then proceed to China Type Approval (CDMA phone test) and finally submit test application to Guangzhou Research Institute of China Telecom Co., Ltd. Therefore, each CDMA mobile phone’s product life cycle is longer than GSM phone’s. However, if CDMA mobile phone products cannot be launched successfully within the scheduled time, it will cause huge economic losses to manufacturers if it misses the scheduled purchase order made by China Telecom.

Before the manufacturers are allowed to sell their finished communication products in the PRC, the PRC government requires the sample manufactured products to be submitted to (i) the PRC Ministry of Industry and Information Technology for detection, in order to obtain “Network Access License” and “Radio Transmission Equipment Type Approval Certificate”; and (ii) the PRC Quality Certification Center for detection, in order to obtain “The PRC Mandatory Products Certificate”. Retailers are only allowed to sell products that possess the above mentioned license and certificates. Donxon has spent an estimate of RMB 9,199,451 during the last two years to obtain the certificates and network access licenses for all models of mobile phones we manufacture.

3. Industry’s Future

The mobile phone market in China has experienced rapid growth in recent years. Because of limited fixed line infrastructure, wireless mobile communication has become an increasingly important medium of communication in China. In 2009, the number of mobile phone subscribers increased by 16.6% to 747.4 million, compared to 641.2 million in 2008, according to the PRC Ministry of Industry and Information Technology, or the MIIT. Mobile phone sales in China exceeded 171 million units in 2009, and are expected to grow to 210 million units in 2012, representing a CAGR (Compound Annual Growth Rate) of 7.1%, according to the 2009 China Mobile Phones Market and Industry Survey by Sino, a subsidiary of the worldwide market research company, GFK Group.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

The effects of recent global economic slowdown may continue to have a negative impact on our business, results of operations or financial condition.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to the decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending in the PRC and other parts of the world that affect not only the ultimate consumers, but also wholesalers, who are our primary direct customers. As a result, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, or maintain or improve our earnings from operations as a percentage of net sales. If the global economic slowdown continues for a significant period or continues to worsen, our results of operations, financial condition, and cash flows could be materially adversely affected.

Our results of operations are cyclical and could be adversely affected by fluctuations in the raw material.

We are largely dependent on the cost and supply of raw materials such as electronic accessories and the selling price of our products, which are determined by constantly changing and volatile market forces of supply and demand as well as other factors over which we have little or no control. These other factors include:

•	competing demand for the raw materials,

•	environmental and conservation regulations, and

•	economic conditions.

We cannot assure you that all or part of any increased costs experienced by us from time to time can be passed along to consumers of our products in a timely manner, or at all.

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industries by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including our attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial conditions and could result in delays in achieving the development of an active and liquid trading market for our stock.

Our business and the success of our products could be harmed if we are unable to maintain our brand image.

Our success to date has been due in large part to the strength of our “Donxon” and “EMI” brands, and to a lesser degree, the reputation of our brands. If we are unable to timely and appropriately respond to changing consumer demand, our brand names and brand images may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may still consider our brand image to be outdated and affect our business.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to do so will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our production operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect. In addition, as we introduce new products or enter into new markets, we may face additional market, technological and operational risks and challenges. As a result, our business, results of operations and financial condition could be materially and adversely affected.

We cannot assure you that our growth strategy will be successful and will not result in a negative impact on our growth, financial condition, results of operations and cash flow.

Many market obstacles might prevent us from implementing our growth strategy. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any new markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

We may need additional capital to fund our growing operations and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our production lines and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities market in the United States have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations that are not necessarily related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be subject to volatility resulting purely from market forces over which we have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations’ affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for such additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

The Company’s future success also depends on its ability to continuously attract and retain highly qualified personnel. Expansion of the Company’s business, the management and operation of the Company will require additional managers and employees with industry experiences, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our ability to compete could be jeopardized if we are unable to protect our intellectual property rights or if we are sued for intellectual property infringement.

We believe that our product brands, trademarks, and other proprietary rights are important to our success and our competitive position. We use trademarks on our products and believe that having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, identifying us and distinguishing our goods from the goods of others. We consider our trademarks to be among our most valuable assets. We believe that our trademarks are generally sufficient to permit us to carry on our business as presently conducted. While we vigorously protect our trademarks against infringement, we cannot assure you that we will be able to secure patents or trademark protection for our intellectual property in the future or that protection will be adequate for future products.

In addition, the laws of foreign countries where we might distribute our products may not protect intellectual property rights to the same extent as do the laws of the PRC. We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights outside the PRC will be adequate to prevent imitation of our products by others or, if necessary, successfully challenge another party’s counterfeit products or products that otherwise infringe on our intellectual property rights. Continued sales of these products could adversely affect our sales and our brand and result in the shift of consumer preference away from our products. We may face significant expenses and liabilities in connection with the protection of our intellectual property rights outside the PRC, and if we are unable to successfully protect our rights or resolve intellectual property conflicts with others, our business or financial condition could be adversely affected.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth.  In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.  We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SEC currently and in the future, there is a risk that we may not be able to comply timely with all of the new requirements imposed by the SEC rules.  In the event that our independent registered public accounting firm is unable to rely on our internal controls or management in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

The transaction involves a reverse merger of a foreign company into a domestic shell company; as a result, there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, FDH prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

The loss of the services of our key employees, particularly the services rendered by Xiangfeng Lin, our CEO and Chairman, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continuing services of Xiangfeng Lin, our CEO and Chairman. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We face a number of operational and industry risks. The mobile communications and digital products market change rapidly, and we must adjust to these changes to remain competitive.

We face a number of operational and industry risks, and the market for mobile communications and digital products is fast-changing. Recent developments in the industry include the following:

1) Mobile handset technology advances rapidly, and product life cycles may be shorter than anticipated. As a manufacturer in this sector, we must closely monitor these changes.

2) The PRC mobile communications products market has traditionally been fragmented, making it difficult for manufacturers to sell products to consumers without national wholesale distributors. These wholesale distributors have had to develop efficient distribution logistics and wide retail networks. Failure to maintain such efficiencies and networks will have an adverse effect on our ability to sustain or expand our consumer base, which will in turn erode our market share.

3) The restructuring of the PRC telecommunications industry in 2008 resulted in three national carriers offering a combination of fixed line and mobile communications services. While it remains unclear as to how the restructuring will affect the mobile communications product industry, we must adapt to any resulting developments in the industry to remain competitive.

4) Mobile carriers in the PRC are increasingly offering bundled mobile phone products and wireless services. Failure to provide mobile phones with integrated services tailored to mobile carriers, or to cooperate with mobile carriers in promoting mobile phones, would result in weaker customer relationships with mobile carriers, and the loss of a potential source of significant revenues.

These developments, as well as other changes relating to mobile communications products retailers and wholesale distributors, may have an adverse effect on our operations if we cannot adapt effectively to these changes to remain competitive. Our failure to adapt effectively could erode our market share, result in a decline in our number of customers or lead to price reductions or increased spending for marketing and service promotion, any of which would adversely affect our profitability.

The demand for the products that we sell in China may not continue to grow, and our revenues may decline.

Our business substantially depends on the demand for products we sell in China. In the past, we have benefited from the rapid growth of the Chinese economy, which has fueled the increase in demand for consumer products, including the mobile communications products we sell. Such growth may not continue at the same rate or at all.

We extend credit to our customers in the form of open account terms, which exposes us to credit risks and could lead to difficulty in the collection of accounts receivable.

We currently offer open account terms to certain customers, which may subject us to credit risks, particularly to the extent that receivables represent sales to a limited number of customers or are concentrated in certain geographic markets. The collection of accounts receivable and our ability to accelerate the collection cycle through the sale of accounts receivable may be affected by several factors, including, but not limited to:

-our credit policies;

-the terms of the contracts by which we extend credit to customers;

-credit rating of our customers;

-industry and economic conditions;

-the ability of our customers to provide security, collateral or guarantees for credit extended by us; and

-our operating results, financial position and cash flows and those of our customers.

Adverse aspects of or changes to any of these factors, many of which are not in our control, could create delays in collection or an inability to collect accounts receivable, which could impair our cash flows and financial position and adversely affect our results of operations.

We extend credit only to customers that we deem creditworthy based on an analysis of their credit profiles. However, our customers are subject to market and their own business and other risks. Accordingly, we periodically review our reserve for credit losses for adequacy considering economic conditions and trends and credit quality indicators. We cannot be certain that our reserve for credit losses will be adequate to cover credit losses in our portfolio because of unanticipated adverse changes in the economy or events adversely affecting specific customers, industries or markets. If the credit quality of our customer base materially decreases as a result of economic conditions or if our reserves for credit losses are not adequate, our business, financial condition and results of operations may suffer.

Future acquisitions and alliances may expose us to new risks and we may fail to perform as expected. Conversely, our failure to complete acquisitions, enter into suitable alliances or integrate acquired companies may hinder our growth and future profitability.

One of the components of our strategy is to grow through acquisitions, joint ventures and other strategic alliances on a selective basis, particularly with respect to our retail operations. Joint ventures and strategic alliances may expose us to operational, regulatory and market risks, as well as risks associated with additional capital requirements. Our ability to realize the expected benefits from our acquisitions may depend on our ability to retain the employees, efficiently integrate their operations, understand the factors contributing to the success of these retail chains and continue to adapt to local market dynamics. Our ability to successfully integrate acquired companies and their operations may be adversely affected by a number of factors, including division of management's attention and difficulties in retaining customers of acquired companies. Furthermore, acquired companies might not perform as expected for various reasons, including legislative or regulatory changes or the loss of key customers and personnel. Moreover, we may fail to identify potential issues or risks in our due diligence of the targets or properly address them prior to our acquisitions, and we may suffer losses or be subject to liabilities if such risks materialize after the acquisitions are completed. If we are not able to realize the benefits envisioned from such acquisitions, joint ventures or other strategic alliances, our overall profitability and growth plans may be hindered.

In addition, we may not be able to identify suitable future acquisition candidates or alliance partners. Even if we identify suitable candidates or partners, we may be unable to complete an acquisition or alliance on commercially acceptable terms. If we fail to identify appropriate candidates or complete desired acquisitions, we may not be able to implement our growth strategies effectively or efficiently. Moreover, we may fail to negotiate successfully with the potential target companies and be unable to acquire them at the prices we expect, or at all. In addition, our acquisition and integration process may divert management from operating our existing business, negatively affecting our earnings and revenues.

The average selling prices of older mobile communication products are subject to rapid decreases, and products may become obsolete or less marketable. Therefore, we may not be able to adjust our product mix and optimize pricing successfully.

As with most electronics-based products, average selling prices of mobile communications products are typically highest at the time of introduction of new products, which utilize the latest technology, and tend to decrease over time as such products become commoditized and are replaced by newer generation products. We may not be able to predict the timing or amount of any decline in the average selling prices of the products we sell or distribute. Moreover, we must anticipate future technological changes and continually identify, obtain and market new products in order to minimize the risk of product obsolescence or decreased marketability. If we were unable to adjust product mix and optimize pricing, our business, financial condition and results of operations would be harmed.

Our revenues and profitability depend on the popularity of our products, as well as consumer preferences and spending patterns, which are outside of our control.

Our revenues and profitability depend in part on the strength and reputation of our products, and are subject to consumers' preference and perception of the products. We cannot ensure the success of any of our products, because the sales of such products depend on their market acceptance and desirability, which depend on a number of factors, none of which we can accurately predict. These factors include, but are not limited to, the following:

•consumer tastes and preferences;
•consumer reaction to competing products;
•availability of alternative forms of mobile communications products; and
•general economic conditions and consumer confidence.

Consumers in different geographical locations of the PRC have different shopping patterns and tastes. If our products are unable to respond promptly to changing customer demands, demand for our products may decrease and our sales may be adversely and significantly affected. Conversely, if we fail to anticipate increased consumer demand for our products, we may experience inventory shortages, which would result in lost sales and negatively impact our revenues and profitability. If we cannot consistently and accurately predict how the market receives current and future product offerings, our revenue from any or all of our sold and distributed products and profitability may decrease. Any negative publicity in connection with the brands of our products may also result in a decrease in our sales.

If we fail to obtain or maintain all required licenses, permits and approvals, or if we are required to take actions to obtain such licenses, permits and approvals which are time-consuming or costly, our business operations may be materially and adversely affected.

Our business operations are subject to a significant number of licenses, permits, filings, registrations and approvals in the PRC, such as those relating to foreign direct investment, manufacturing businesses, e-commerce, employee stock option plan, anti-monopoly, borrowings, taxation, foreign exchange, social insurance, labor, fire prevention, and public health and safety. Our ability to continue to operate our existing business and to successfully implement our expansion strategies into new businesses depends on our obtaining, maintaining and renewing (where necessary) the relevant regulatory approvals under PRC laws. If we are unsuccessful in obtaining or renewing such approvals, we may be prohibited from continuing our operations, and we may have to expend considerable time and costs in order to sustain our business.

We may be subject to product liability claims for products we sell.

Under current PRC laws, manufacturers, wholesale distributors and retailers may be liable for damages caused by defective products in China. Therefore, we may be exposed to product liability claims, as end users may choose to sue the product manufacturers or wholesale distributors when a claim arises. As a result, we may expend significant time, money and resources to defend or settle any product liability claims. If we were found liable, we would be responsible for damages arising from such product liability claims. In addition, our reputation may be materially and adversely affected and we may consequently lose market share even if we can successfully defend against or settle such claims.

Our business depends on our good relationships with mobile carriers. If we fail to maintain a good working relationship with any of the mobile carriers, our business and results of operations may be materially and adversely affected.

The success of our retail business and our growth depend, to a significant extent, on our relationship with each of China's mobile carriers, namely China Mobile, China Unicom and China Telecom. If our relationship with any of the mobile carriers deteriorates, they may terminate, or significantly reduce the scope of, their cooperation with us, which could significantly reduce of our revenue. We cannot assure you that we will be able to maintain a good relationship with every mobile carriers.

We may not be able to obtain financing for our PRC subsidiaries.

As an offshore holding company, we may decide to finance our PRC subsidiaries by making capital contributions to such entities. The PRC Ministry of Commerce, or MOFCOM, or its local counterparts, must approve these capital contributions. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to any such capital contributions. If we fail to receive such approvals, our ability to use the proceeds of our equity or debt offerings and to capitalize our PRC operations may be negatively affected, which could in turn adversely affect our liquidity and ability to fund and expand our business.

We have a relatively short operating history and are subject to the risks of a new enterprise, any one of which could limit our growth, services or market development.

Our relatively short operating history makes it difficult to predict how our businesses will develop. We face risks and uncertainties encountered by early-stage companies, such as:

•uncertainties in the demand for the products that we sell or distribute;
•the evolving nature of the mobile communications products industry;
•the uncertainties associated with our ability to continue our growth while trying to achieve and maintain our profitability;
•preserving our competitive position in the mobile communications products markets in China;
•implementing our strategies and modifying them from time to time to respond effectively to competition and changes in our customer preferences and needs;
•increasing awareness of our brand and products and continuing to develop customer loyalty; and
•attracting, training, retaining and motivating qualified personnel.

If we are not able to meet the challenges of building and managing our business, we will likely face reduced growth, lower margins, additional operational costs and lower income.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our ordinary shares may be adversely affected.

Our reporting obligations as a public company have placed, and will continue to place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We are a relatively young company with limited accounting personnel and other resources to address our internal controls and procedures and need to further improve our internal control system. In addition, we must implement financial and disclosure control procedures and corporate governance practices that enable us to comply, on a stand-alone basis, with the Sarbanes-Oxley Act of 2002 and related SEC rules.

Failure to quickly establish the necessary controls and procedures would make it difficult to comply with SEC rules and regulations with respect to internal control and financial reporting. We will need to take further actions to continue to improve our internal controls. If we cannot implement solutions to any weaknesses in our existing internal controls and procedures, or if we fail to maintain an effective system of internal controls in the future, we may be unable to accurately report our financial results or prevent fraud and investor confidence and the market price of our ordinary shares may be adversely impacted.

We, our directors, management and employees may get involved in legal or administrative proceedings and adverse results may harm our business or reputation.

We, our management or employees may from time to time become a party to legal or administrative proceedings arising in the ordinary course of business. Such legal and other proceedings may include, but are not limited to, actions or disputes relating to commercial contracts, employment, non-competition and labor law, intellectual property, fiduciary duties, personal injury, property damage or other harm resulting from acts or omissions by us or our employees. We cannot predict with certainty the cost of defense, the cost of prosecution or the ultimate outcome of litigation and other proceedings filed by or against us, our management or employees, including remedies or damage awards. Any adverse results in such litigation and other proceedings may harm our business or reputation.

Voting control by our executive officers, directors and other affiliates may limit your ability to influence the outcome of director elections and other matters requiring shareholder approval.

As of May 5, 2011, our executive officers, directors and other affiliates own majority of our voting shares. These shareholders can control substantially all matters requiring approval by our shareholders, including the election of directors and the approval of other business transactions. This concentration of ownership could have the effect of delaying or preventing a change in control of us or discouraging a potential acquirer from attempting to obtain control of us, which could prevent our shareholders from realizing a premium over the market price for their ordinary shares.

Risks Relating toDoing Business in the People's Republic of China

Certain political and economic considerations relating to the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. Dollar and, the exchange rate for the Renminbi against the U.S. Dollar became RMB8.02 to $1.00.While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. Dollar. In June 2010, the PRC government indicated that it would make the foreign exchange rate of the RMB more flexible, which increases the possibility of sharp fluctuations of RMB's value in the near future and thus unpredictability associated with RMB's exchange rate.

Substantially all of our revenues and costs are denominated in the RMB, and a significant portion of our financial assets is also denominated in the RMB. Further, we rely principally on dividends and other distributions paid by our operating subsidiaries in China. Any significant revaluation of the RMB could materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable with respect to, our shares in U.S. Dollars. Any fluctuations of the exchange rate between the RMB and the U.S. Dollar could also result in foreign currency translation losses for financial reporting purposes. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Since our assets are located in the PRC, any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC Operating Companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The Chinese government exerts substantial influence over the manner in which we may conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

We conduct substantially all of our business operations in China. Accordingly, our business, results of operations, financial conditions and prospects are subject to a significant degree to economic, political and legal conditions in China. China's economy differs from the economies of developed countries in many respects, including with respect to government regulation and control of foreign exchange, the level of development, growth rate and the allocation of resources.

While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and economic sectors. The PRC government has implemented certain measures to encourage economic development and guide the allocation of resources. While some of these measures benefit the PRC economy generally, they may also negatively affect us. For example, our business, financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing market-oriented reforms, the reduction of state ownership of productive assets and improved corporate governance, the PRC government still owns a substantial portion of productive assets in China and continues to play a significant role in regulating industrial development. In addition, the PRC government exercises significant control over China's economic growth by controlling the allocation of resources and payment of foreign currency-denominated obligations, setting monetary policy and giving preferential treatment to particular industries or companies.

In late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates and placing additional limitations on the ability of commercial banks to make loans and raise interest rates, in an attempt to slow down specific segments of China's economy that the government believed to be overheating. In 2008, however, in response to the world economic crisis, the PRC government cut interest rates and announced a stimulus plan in an attempt to help sustain growth. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital, as well as our ability to operate our business.

Any health epidemics and other outbreaks, or war, acts of terrorism or other man-made or natural disasters could severely disrupt our business operations.

Our business could be materially and adversely affected by the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, or another epidemic. In 2006 and 2007, occurrences of avian influenza were reported in various parts of China, including a few confirmed human cases and deaths. In April 2009, an outbreak of a new strain of influenza identified as the Influenza A (H1N1) virus occurred in Mexico resulting in a number of deaths. As the virus continues to spread worldwide including China, the World Health Organization on June 11, 2009 declared the H1N1 virus outbreak a global pandemic. The spread of H1N1 or any prolonged recurrence of avian influenza, SARS or other adverse public health developments in China could require the temporary closure of our offices or our factory or prevent our staff from traveling to customers' offices to sell products or provide on-site services. Such closures could severely disrupt our business operations and adversely affect our results of operations.

Our operations are also vulnerable to interruption and damage from natural and other types of disasters, including snowstorms, earthquakes, fire, floods, environmental accidents, power loss, communications failures and similar events. In January and February 2008, large portions of Southern and Central China were hit with a series of snowstorms, which caused extensive damage and transportation disruption. On May 12, 2008, a severe earthquake measuring approximately 8.0 on the Richter scale occurred in Sichuan province of China, resulting in numerous casualties and severe property damage.  Another 5.8 magnitude earthquake occurred on March 10, 2011 with its epicenter in Yingjiang County, Yunnan, also resulting in casualties and severe property damage. If any disaster were to occur in the future, our ability to operate our business could be seriously impaired.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily in China. Our operations in China are governed by PRC laws and regulations. The PRC legal system is principally based on statutes. Prior court decisions may be cited for reference but typically have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to foreign investments and domestic companies in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions (and the nonbinding nature of such decisions), the interpretation and enforcement of these laws and regulations raise uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after a violation occurs. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Governmental control of the foreign exchange markets in the PRC may affect the value of your investment, limit our ability to use revenue efficiently and restrict the abilities of our PRC subsidiaries to obtain financing.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Our income is primarily derived from dividend payments from our PRC operating subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC operating subsidiaries to remit sufficient foreign currency to pay dividends or make other payments, or otherwise satisfy their foreign currency denominated obligations.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, conversion of RMB into foreign currencies and of foreign currencies into RMB, for payments relating to "capital account transactions," which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the RMB for capital account transactions could affect the ability of our PRC subsidiaries to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. In particular, if our PRC subsidiaries borrow foreign currency from us or other foreign lenders, they must do so within the approved limits that satisfy their approval documentation and PRC debt to equity ratio requirements. Further, such loans must be registered with the SAFE or its local counterparts. In practice, it could be time-consuming to complete such SAFE registration process.

If we finance our PRC subsidiaries through additional capital contributions, the amount of these capital contributions must be approved by MOFCOM or its local counterparts. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise in its business scope. In addition, SAFE strengthened its oversight of the flow and use of RMB funds converted from the foreign currency denominated capital of a foreign-invested company. The use of such RMB fund may not be changed without approval from SAFE or its local counterparts, and may not be used to repay RMB loans if the proceeds of such loans have not yet been used for purposes within the company's approved business scope. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations.

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. We may not be able to transfer funds to our subsidiaries, which may adversely affect our ability to fund and expand our retail business. In addition, the PRC government may also at its discretion restrict future access to foreign currencies for current account transactions. If the Chinese foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to shareholders or fulfill our foreign currency denominated obligations, which may adversely affect the value of your investment.

Dividends that shareholders receive from us, and any gain on the sale or transfer of our shares, may become subject to taxes under the PRC tax laws.

If dividends payable to (or gains recognized by) shareholders by us are treated as income derived from sources within the PRC, then the dividends that shareholders receive from us, and any gain on the sale or transfer of our shares, may become subject to taxes under PRC tax laws.

Under the EIT Law and its Implementing Rules, PRC income tax at the rate of 10% is applicable to dividends payable to investors that are "non-resident enterprises," or non-resident investors, which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

The dividends paid by us to non-resident investors with respect to their respective shares, or gain non-resident investors may realize from the transfer of our shares, may be treated as PRC-sourced income and, as a result, may be subject to PRC tax at a rate of 10%. In such event, we also may be required to withhold a 10% PRC tax on any dividends paid to non-resident investors. In addition, our non-resident investors may be responsible for paying PRC tax at a rate of 10% on any gain realized from the transfer of our shares if such non-resident investors and the gain satisfy the requirements under the EIT Law and its Implementing Rules. However, under the EIT Law and its Implementing Rules, we would not have an obligation to withhold income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the transfer of their shares. If we are required under the EIT Law to withhold PRC income tax on dividends payable to our non-resident investors that are "non-resident enterprises," or if such non-resident investors are required to pay PRC income tax on the transfer of our shares, any investment in us may be materially adversely affected.

If any such PRC taxes apply, you may be entitled to a reduced rate of PRC taxes under an applicable income tax treaty or a foreign tax credit against your domestic income tax liability (subject to applicable conditions and limitations). You should consult with your tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits. In the case of a U.S. Holder, as defined in the section entitled "Taxation—Material United States Federal Income Tax Considerations," if PRC taxes apply to dividends paid on our ordinary shares, or to gain from the disposition of our ordinary shares, such taxes may be treated as foreign taxes eligible for credit against such holder's United States federal income tax liability (subject to applicable conditions and limitations), and the U.S. Holder may be entitled to certain benefits under the income tax treaty between the United States and the PRC, if such holder is considered a resident of the United States for the purposes of the treaty. See "Taxation—Material United States Federal Income Tax Considerations." U.S. Holders should consult their tax advisors regarding the creditability of any PRC taxes and such U.S. Holder's eligibility for the benefits of the income tax treaty between the United States and the PRC.

If we were to pay any dividends in the future, we would again consult with the PRC tax authorities and if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we must withhold PRC tax on any dividends payable by us under the EIT Law, we will make any necessary tax withholdings on dividends payable to our non-resident investors. If non-resident investors as described under the EIT Law (including U.S. investors) realized any gain from the sale or transfer of our shares and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying 10% PRC income tax on the sale or transfer of our shares.

Although the applicability of PRC taxes on the gain from the sale or transfer of our shares remains uncertain, non-resident investors who fail to pay any PRC taxes due on any gain from the sale or transfer of our shares may be subject to fines and other penalties.

It remains unclear whether the gain to shareholders from the sale or transfer of our shares will be subject to PRC taxes, in part because it is unclear whether such gain will be regarded as income from sources within the PRC. However, according to the EIT Law and its Implementing Rules, the PRC Tax Collection Administration Law, or the Tax Administration Law, the Interim Measures on Administration of Withholding the Source of Income Tax of Non-resident Enterprises, or the Administration Measures, and other applicable PRC laws or regulations, or collectively, the Tax Related Laws, where any gain derived by non-resident investors from the transfer of our shares is subject to any income tax in China, and such non-resident investors fail to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, they may be subject to certain fines, penalties or punishments, including without limitation:

•if a non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent tax authorities shall order such investor to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000;
•if a non-resident investor fails to file a tax return or fails to pay all or part of the amount of tax payable, the non-resident investor shall be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins), and a fine ranging from 50% to 500% of the unpaid amount of the tax payable;
•if a non-resident investor fails to file a tax return or pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income items of the non-resident investor in China and other payers, or the Other Payers, who will pay amounts to such non-resident investor, and send a "Notice of Tax Issues" to the Other Payers to collect and recover the tax payable and impose overdue fines on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers;
•if a non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50% to 500% of the unpaid tax payable; and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor's bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off or sell by auction or on the market the non-resident investor's commodities, goods or other property in a value equivalent to the amount of tax payable; or
•if the non-resident investor fails to pay all or part of the amount of tax payable or surcharge for overdue tax payment, and cannot provide a guarantee to the tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving China.

Changes in PRC laws and regulations on labor and employee benefits may adversely affect our business and results of operations and substantially increase our labor-related costs.

As we conduct substantially all of our business through our subsidiaries in China, we are subject to PRC laws and regulations on labor and employee benefits. In recent years, the PRC government has implemented policies to strengthen the protection of employees and obligate employers to provide more benefits to their employees. The PRC Employment Contract Law and the Employment Contract Regulation, both of which became effective in 2008, require more benefits to be provided to employees, such as an increase in pay or compensation for termination of employment contracts. In addition, the Employment Contract Law and the Employment Contract Regulation contain provisions that are more favorable to employees than the prior labor laws and regulations in China. For example, an employer is obligated to compensate an employee if the employer decides not to renew an existing employment contract, unless the employee refuses the employer's offer to renew the expiring employment contract with the same or better terms. In addition, an employer is obligated to provide an open-ended employment contract after an employee has completed two consecutive terms of fixed-term employment, under which the employer will be liable to pay damages to an employee if the employer terminates the employment without cause, until the employee reaches an age at which he or she is eligible for pension payment. As a result of the implementation of the Employment Contract Law and the Employment Contract Regulation, we may have greater difficulty terminating under-performing employees and may incur higher levels of labor costs in order to comply with the provisions of the new law and regulation, which may adversely affect our business, financial condition and operating results.

We may not be in compliance with PRC social insurance and housing fund laws and regulations which may subject us to fines and legal sanctions.

Our PRC subsidiaries are subject to various social insurance and housing fund laws and regulations in the PRC such as the Regulation of Insurance for Labor Injury, the Regulation of Insurance for Unemployment, the Provisional Insurance Measures for Maternity of Employees, Interim Provisions on Registration of Social Insurance, Interim Regulation on the Collection and Payment of Social Insurance Premiums, Regulations on Management of Housing Fund and other related regulations, rules and provisions issued by the relevant PRC governmental authorities from time to time. Pursuant to these laws and regulations, all of our PRC subsidiaries are required to obtain and renew social insurance registration certificates and housing fund certificates and make contributions to the social insurance and housing funds for our PRC employees. Failure to comply with such laws and regulations would subject our PRC subsidiaries to various fines and legal sanctions and they may be required to make supplemental contributions to the social insurance and housing funds.

Some of our PRC subsidiaries, as well as their respective operating branches, might not make enough social insurance and housing fund contributions for our PRC employees according to the above laws and regulations. If the relevant PRC authorities determine that we shall make supplemental social insurance and housing fund contributions and subject to fines and legal sanctions, our business and results of operations may be adversely affect.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through sales of equity or convertible debt, our current stockholders’ percentage ownerships will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration.

Our securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. Dollars or other hard currency and other regulatory restrictions.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

The market price for our ordinary shares may be volatile.

The financial markets in the United States and other countries have experienced significant price and volume fluctuations, and market prices have been and continue to be extremely volatile. The market price for our ordinary shares has been, and is expected to continue to be, highly volatile and subject to wide fluctuations in response to factors including the following:

•actual or anticipated fluctuations in our quarterly operating results and changes or revisions of our expected results;
•changes in financial estimates by securities research analysts;
•conditions in the markets for mobile communications products;
•changes in the economic performance or market valuations of companies specializing in or related to mobile communications products;
•announcements by us or our competitors of new products, acquisitions, strategic relationships, joint ventures or capital commitments;
•addition or departure of our senior management and key personnel; and
•fluctuations of exchange rates between the RMB and the U.S. Dollar.

Volatility in the price of our ordinary shares may be caused by factors outside of our control and may be unrelated or disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company's securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs to us and a diversion of our management's attention and resources.

Because we do not intend to pay dividends on our ordinary shares, shareholders will benefit from an investment in our ordinary shares only if those shares appreciate in value.

We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including, among others, our results of operations, financial conditions and cash requirements, business prospects, and the terms of our credit facilities, if any, and any other financing arrangements. Accordingly, realization of a gain on shareholders' investments will depend on the appreciation of the price of our ordinary shares, and there is no guarantee that our ordinary shares will appreciate in value.

Substantial future sales or perceived sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

Substantial future sales of our ordinary shares in the public market, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. Shares held by stockholders may be sold subject to volume and other restrictions under Rule 144 under the Securities Act. To the extent these shares are released and these shares are sold into the market, the market price of our ordinary shares could decline.

We may need additional capital and the sale of additional ordinary shares or other equity securities by us could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our existing cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional ordinary shares or other equity securities. The sale of additional equity securities could result in additional dilution to our shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

FDH, through its direct operating subsidiaries Donxon and XTK, primarily engages in the business of designing, manufacturing and selling of mobile communication and digital products in China under its own brands, “Donxon” and “EMI”. FDH owns 100% of the issued and outstanding capital stock of Donxon and XTK. XTK is the holder of 100% of the issued and outstanding capital stock of Dasen. Dasen is the holder of 70% of the issued and outstanding capital stock of FDSC. The operations below do not include the results of Dasen or FDSC as these entities were acquired in April of 2011.

RESULTS OF OPERATIONS

Results of Operations for the Year ended December 31, 2010 Compared to the Year ended December 31, 2009

The following tables set forth key components of our results of operations for the periods indicated, in US dollars, and key components of our revenue for the period indicated, in US dollars. The discussion following the table is based on these results.

	Year Ended December 31,
	2010	2009

Sales	$34,993,500	$5,123,871
Cost of goods sold	(31,290,164)	(4,803,706)
Gross profit	3,703,336	320,165

Operating expenses:
General and administrative expenses	(721,633)	(134,383)
Selling Expenses	(378,867)	(3,072)
Total operating expenses:	(1,100,500)	(137,455)

Operating Income	2,602,836	182,710
Other income (expense):
Interest income	5,468	1,535
Total other income (expense)	5,468	1,535
Income before provision for income taxes	2,608,304	184,245

(Provision) benefit for income taxes	(568,082)	59,485

Net income	$2,040,222	$243,730

Comprehensive income
Net Income	$2,040,222	$243,730
Other Comprehensive Income
Foreign currency translation adjustment	194,512	200
Total comprehensive income	$2,234,734	$243,930

Net Sales/ Revenue:

Net sales increased by $29,869,629 or 583%, from $5,123,871 for the year ended December 31, 2009 to $34,993,500 for the year ended December 31, 2010.  Our overall net sales increased because we began producing our own line of mobile phones under our own brand names “Donxon” and “EMI” in year 2010 and have received positive responses from the market.

Cost of sales:

Cost of sales increased by $26,486,458, or 551%, from $4,803,706 for the year ended December 31, 2009 to $31,290,164 for the year ended December 31, 2010.  The increase in cost of sales is in line with the increase in revenue as mentioned above.

Gross profit:

Gross profit increased by $3,383,171 or 1057%, from $320,165 for the year ended December 31, 2009 to $3,703,336 for the year ended December 31, 2010. The gross profit margin for year 2009 was 6.25%, as compared to 10.58% for year 2010. This is due to the change of business from being regional dealerships for international mobile phone brands such as TCL, Philips and Capitel in year 2009 to producing our own line of mobile phones in year 2010.

Operating Expenses:

Operating expenses were $137,455 for the year ended December 31, 2009, compared to $1,100,500 for the year ended December 31, 2010. The operating expense in 2010 was increased by $963,045, or 701%, as compared to 2009, due to the increase in payroll, shipping and selling, general and administrative expenses during the year in which we first launched our own lines of mobile phones.

Income from Operations:

Income from operation was $182,710 for the year ended December 31, 2009, compared to $2,602,836 for the year ended December 31, 2010.  The increase of $2,420,126, or 1325%, was primarily the result of a big increase in gross profit. Our income from operations increased because of significant increase in sales.

Net Income:

Net income was $243,730 for the year ended December 31, 2009, compared to $2,040,222 for the year ended December 31, 2010, an increase of $1,796,492 or 737%.  Our net income increased because our revenues increased as mentioned above.

PROPERTIES

The assets on a consolidated, post-merger basis include cash, accounts receivable from customers, inventories of products, trade deposit, prepaid expenses, property and equipment, and other receivables. We do not own any real estate properties.  Donxon’s registered and headquarter Shenzhen office address is Suite #1801, Building B, Hai Song Da Sha, Tairan 9 Lu, Che Gong Miao, Fu Tian Qu, Shenzhen, China 518041. The Shenzhen office area is approximately 349.43 square meters, and the monthly rent expense is RMB 31,410. Donxon has also set up a branch office in Beijing, and the address is Suite #1609-1610, 16th Floor, Jin Yu Da Sha, Xi Da Jie Jia # 129, Xuanwu Men, Xi Cheng Qu, Beijing, China 100031. The Beijing office area is approximately 71 square meters, and the monthly rent expense is RMB 7,861.83. Donxon’s Shenzhen factory is located at Floor 6, Block C5, Fuyuan Industrial Zone, No. 111 Zhoushi Lu, Xixiang Jie Dao, Bao’an Qu, Shenzhen, China 518033. The Shenzhen factory, which has easy access to main highways, is approximately 935 square meters in total rental area, and the monthly rental fee is RMB 11,687.50.  XTK’s registered Shenzhen office address is #2-98 Nan Shi, Block B 2nd Floor, Lan Guang Building, No. 56 Zhen Hua Road, Fu Tian Qu, Shenzhen, China 518031. XTK’s Shenzhen office area is approximately 19.5 square meters, and the monthly rent expense is RMB 1,365. Dasen’s registered Shenzhen office address is #11C2-B Tian Xiang Building, Che Gong Miao, Fu Tian Qu, Shenzhen, China 518040. Dasen’s Shenzhen office area is approximately 439.5 square meters, and the monthly rent expense is RMB 35,160. FDSC’s registered Foshan office address is Dong A Qu, #2-3, Huang Qi Business Central, Nan Hai Qu, Foshan, China 528248. FDSC’s Foshan office area is approximately 101.5 square meters, and the monthly rent expense is RMB 20,101. The three branch chain stores are located at: (i) Ground Floor, Xing Da Building, Ren He Zhen, Bai Yun Qu, Guangzhou, China 510470, with an area of approximately 210 square meters and monthly rent expense of RMB 31,000; (ii) #130 Cang Jiang Lu, He Cheng Jie Dao, Gao Ming Qu, Foshan, China 528500, with an area of approximately 176.05 square meters and monthly rent expense of RMB 66,371; and (iii) #18-#19 Jin Hai Da Lou, Jin Cheng Lu, Le Liu Zhen, Shun De Qu, Foshan, China 528322, with an area of approximately 101.5 square meters and monthly rent expense of RMB 11,000.

LIQUIDITY AND CAPITAL RESOURCES

The following table provides certain selected balance sheets comparisons between years ended December 31, 2010 and 2009:

	As of December 31,
	2010	2009

Cash	$38,216	$2,144,912
Accounts receivables	5,473,803	-

Inventories	859,476	904,439
Trade deposit	589,312	977,270
Prepaid expenses	31,427	1,266,423

Other receivables	18,236	4,451
Loan to unrelated parties	-	83,646

Deferred tax assets	-	59,519

Total Current Assets	7,010,470	5,440,660
Property and equipment, net	93,130	3,463

Total Assets	$7,103,600	$5,444,123

Account payable	$1,876,330	$273
Accrued expenses & other payables	270,009	51,951
Loans from unrelated parties	-	1,043,639

Loans from shareholders	-	186,859
Income tax payable	214,054	-

Total Current Liabilities	$2,360,393	$1,282,722

Liquidity:

As of December 31, 2010, our balance of cash and cash equivalents was $38,216, comparing to $2,144,912 as of December 31, 2009. These funds were located in financial institutions located in China. The decrease of our liquidity during year 2010 was due to increase of operating and raw material cost associated with the new production lines of our own brands. All funds received have been expended in the furtherance of growing the business, establishing brand portfolios and used for dividend repayments and the repayment of loans payable. The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

Capital Resources:

Current assets as of December 31, 2010 totaled $7,010,470, an increase of 28.85% compared to December 31, 2009. This increase is due primarily to the increase in our account receivables. Current liabilities as of December 31, 2010 totaled $2,360,393, reflecting an increase of 84.01% from our December 31, 2009 balance, $1,282,722.  This increase is due primarily to the increase in our account payable which is offset by the repayment of loans payable. At December 31, 2010, we had no commitments for capital expenditures.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At December 31, 2010, we had approximately $38,216 in cash and cash equivalents.  A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. All of those revenues and assets derived and expenses and liabilities incurred are in Renminbi (the currency of the PRC). Thus, the revenues and operating results would not be impacted by exchange rate fluctuations in the currency of Renminbi.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Recent Accounting Pronouncements

In January 2010, the FASB issued Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements.  This guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010.  The adoption of this guidance did not have an impact on our financial statements. The Company is currently evaluating the impact of adopting ASU 2010-13 on its financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

At the Closing Date of the Exchange Agreement, (i) Xiangfeng Lin resigned as the Chief Financial Officer and Secretary but remains as the Chief Executive Officer and Chairman of the Company; (ii) Xiuhong Tian, current Director of the Company, was appointed as the new Secretary of the Company; and (iii) Johnny C.W. Chan was appointed as the new Chief Financial Officer of the Company, effective immediately at the Closing.

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Xiangfeng Lin	34	CEO/ Chairman of the Board
Johnny C.W. Chan	48	CFO
Xiuhong Tian	42	Secretary/ Director

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

Currently we do not have a code of ethics that applies to our officers, employees and directors.

EXECUTIVE COMPENSATION

SKYC Executive Compensation Summary

The following table sets forth all cash compensation paid by SKYC, for the year ended July 31, 2010 and 2009.  The table below sets forth the positions and compensations for each officer and director of the Company.

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Option Awards(1)	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lisa Lopomo	2010	0	0	0	0	0	0	0	0
Former President, CEO,	2009	-	-	-	-	-	-	-	-
CFO, Secretary, Treasurer and Director (1)

William Tafuri	2010	0	0	0	0	0	0	0	0
Former President, CEO,	2009	-	-	-	-	-	-	-	-
CFO, Treasurer, Secretary, and Director (2)

Xiangfeng Lin President,	2010	0	0	0	0	0	0	0	0
CEO, ex-CFO, ex-	2009	-	-	-	-	-	-	-	-
Secretary, Treasurer and Chairman (3)

Xiuhong Tian Director	2010	0	0	0	0	0	0	0	0
(4)	2009	-	-	-	-

Johnny C.W. Chan	2010	-	-	-	-	-	-	-	-
CFO (5)	2009	-	-	-	-	-	-	-	-

(1)  Ms. Lopomo was appointed a director and officer on February 24, 2010, and resigned as a director and officer on December 13, 2010.
(2)  Mr. Tafuri resigned as a director and officer on February 24, 2010, his Option Awards for the year ended 2010 were cancelled at that time.
(3) Mr. Xiangfeng Lin was appointed a director and officer on December 13, 2010.  Mr. Xiangfeng Lin resigned as the CFO and Secretary, effective immediately after the Closing.
(4) Ms. Xiuhong Tian was appointed a director on December 13, 2010.
(5) Mr. Johnny C,W, Chan was appointed the CFO of the Company effective immediately after the Closing.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Operating Subsidiaries Executive Compensation Summary

The table below sets forth the positions and compensations for each officer and director of Donxon and Dasen for the year ended December 31, 2010 and 2009. FDH, XTK and FDSC did not have any compensation arrangement or employment agreement for its executive in year 2010 and 2009.

Name	Year	Annual Salary ($)	Total ($)
Donxon: Xiangfeng Lin CEO/ Chairman of the Board	2010	13,290	13,290
	2009	5,800	5,800

Jianxing Lin CFO	2010	11,280	11,280
	2009	4,850	4,850

Zihong Lin Director	2010	8,070	8,070
	2009	0	0

Dasen: Yinyan Guan CEO/ Chairman	2010	17,048	17,048
	2009	17,048	17,048

Yulin Zhang CFO	2010	11,549	11,549
	2009	11,549	11,549

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Share Exchange
The following table sets forth certain information regarding our securities beneficially owned as of the date hereof, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Share Exchange.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class (1)

Xiangfeng Lin (Chairman, CEO, ex-CFO, ex-Secretary)	0	0%
#1801 Building B, Hai Song Da Sha Che Gong Miao, Fu Tian Qu Shenzen, China 518041 Xiuhong Tian (Director)	300,000	51.9%
#1801 Building B, Hai Song Da Sha Che Gong Miao, Fu Tian Qu Shenzen, China 518041
All Executive Officers and
Directors as a Group (2 Persons)	300,000	51.9%

(1) based on 578,031 shares of common stock outstanding prior to the Closing.

Post-Share Exchange
The following table sets forth certain information regarding our securities beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

As of the date of filing, we have 24,309,066 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership (Shares)	Percent of Class (2)
Xiangfeng Lin (CEO/Chairman) #1801 Building B, Hai Song Da Sha Che Gong Miao, Fu Tian Qu Shenzen, China 518041	6,479,221	26.65%
Jianxing Lin No.328, 61 Nan Lu, 3-503 Rong Xin Nan Yuan, Cang Shan Qu, Fuzhou Shi, Fujian Province, China	2,253,023	9.27%
Wenbin Wu No.033 Long Zhu Dadao, Taoyuan Cun, 79 Dong, 405 Shi, Nanshan Qu, Shenzhen, China	1,389,760	5.72%
Jinshui Lin No. 10 Cun Hou Cun, Shang Gan Zhen Hou Cun, Min Hou Xian, Fujian Province, China	2,134,443	8.78%
Xiuzi Lin No. 39 Gui Shan Cun, Jin An Qu, Fuzhou, Fujian Province, China	1,897,283	7.80%
Shenzhen Top Finance Guaranty Investment Inc. Suite 706, Central Business Tower, No. 88 Fuhua 1 Rd, Futian District, Shenzhen, China 518048	2,134,443	8.78%
TF Capital Management (HK) Limited Unit D 16/F, Cheuk Nang Plaza, 250 Hennesy, Wanchai, Hong Kong	1,778,703	7.32%
Xiuhong Tian (Secretary/Director) #1801 Building B, Hai Song Da Sha Che Gong Miao, Fu Tian Qu Shenzen, China 518041	300,000	1.23%
Johnny C.W. Chan (CFO) #1801 Building B, Hai Song Da Sha Che Gong Miao, Fu Tian Qu Shenzen, China 518041	0	0

All Executive Officers and Directors as a Group (3 Persons)	6,779,048	27.9%

(2) based on 24,309,066 share of common stock outstanding after the Closing.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 750,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001 are authorized. As of the date hereof, there are 24,309,066 shares of common stock issued and outstanding.

(a) Common Stock.
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock.
The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

(c) Warrants and Options.
We currently do not have any warrants or options issued and outstanding.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $0.001 per share, has a trading symbol (“SKYC.OB”) and traded on the Over-The-Counter Bulletin Board (“OTCBB”).

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of the date hereof, after the close of the Share Exchange, 24,309,066 shares of common stock are issued and outstanding.  There are 114 shareholders of our common stock.

Transfer Agent and Registrar

The transfer agent for our common shares is Routh Stock Transfer Inc. at 5700 West Plan Parkway, Suite 100, Plano, Texas 75096. Its telephone number is (972) 381-2782.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Penny Stock

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Equity Compensation Plan Information

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On December 1, 2010, Yellowcake Mining, Inc. (currently known as SKY Digital Stores Corp, the “Company” or “SKYC”) entered into a subscription agreement with Xiuhong Tian, pursuant to which the Company issued and sold 60,000,000 shares of the Company’s common stock to Ms. Tian for aggregate proceeds of $60,000 (the “Private Placement”).  Upon the closing of the Private Placement, Ms. Tian acquired 52.02% of the Company’s issued and outstanding common stock and attained voting control of the Company. The shares of the common stock that were issued to Ms. Tian were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from the registration provided by Section 4(2) under the Securities Act, which exempts transactions by an issuer not involving a public offering.  The shares were issued in a privately negotiated transaction and no form of general advertising was used to offer or sell these securities. At the closing of the Private Placement, Xiangfeng Lin was appointed as Chief Executive Officer, Chief Financial Officer and Secretary of the Company and as a member of the board of directors.  In addition, Xiuhong Tian was appointed to the Company’s board of directors, which appointment took effect on December 13, 2010.

On May 5, 2011, SKYC entered into a Share Exchange Agreement (“Exchange Agreement”) by and among SKYC, FDH, and the shareholders of FDH (the “FDH Shareholders”). The closing of the transaction (the “Closing”) took place on May 5, 2011 (the “Closing Date”). The directors and majority stockholders of the Company have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors and majority stockholders of FDH have approved the Exchange Agreement and the transactions contemplated thereunder. Mr. Lin Xianfeng, the sole officer and chairman of the Company, is also the sole officer and chairman of FDH. As a further condition to the Share Exchange, Johnny C.W. Chan and Xiuhong Tian, a current Director of the Company, were appointed as the new officers of the Company, effective immediately at the Closing.

Except as otherwise disclosed herein or incorporated herein by reference, there have not been any other transactions, or proposed transactions, during the last year, to which the Company was or is to be a party, in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest. There are no company policies or restrictions or limitations in place relating to current or future related party transactions or business combination transactions between related parties.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our bylaws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers as provided in the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on May 5, 2011, we issued an aggregate of 23,716,035 shares of common stock to the FDH Shareholders, their designees or assigns, in exchange for 100% of the outstanding shares of FDH.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On May 5, 2011, the Company issued an aggregate of 15,000 shares of common stock to Sichenzia Ross Friedman Ference LLP for legal services provided in connection with the Share Exchange described in Item 1.01 hereof. The Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The issuances were made to an “accredited investor,” and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

Item 4.01         Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i.	On May 5, 2011, we dismissed Bernstein & Pinchuk LLP (“BNP”) as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on May 5, 2011.

ii.	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

iii.
BNP’s reports on the financial statements of the Company for the years ended July 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv.
In connection with the audit and review of the financial statements of the Company through May 5, 2011, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with BNP’s opinion to the subject matter of the disagreement.

v.
In connection with the audited financial statements of the Company for the years ended July 31, 2010 and 2009 and interim unaudited financial statement through May 5, 2011, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.
The Company provided BNP with a copy of this Current Report on Form 8-K and requested that BNP furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from BNP, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i.
On May 5, 2011, the Board appointed Holtz Rubenstein Reminick LLP (“HRR”) as the Company’s new independent registered public accounting firm. The decision to engage HRR was approved by the Company’s Board of Directors on May 5, 2011.

ii.
Prior to May 5, 2011, the Company did not consult with HRR regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01   Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on May 5, 2011, we issued an aggregate of 23,716,035 shares of common stock to the FDH Shareholders, their designees or assigns, in exchange for 100% of the outstanding shares of FDH.  As such, immediately following the Closing of the Share Exchange, FDH Shareholders hold approximately 97.56% of the total voting power of our common stock entitled to vote.

Immediately prior to the completion of the Share Exchange, Xiuhong Tian, who owned 300,000 shares, or approximately 51.9% of the Registrant's common stock, was the largest shareholder of the Registrant. With the completion of the Share Exchange, Xiangfeng Lin, Chief Executive Officer and Chairman of the Registrant and one of the FDH Shareholders, owns 6,479,221 shares, or approximately 26.67% of the Registrant's outstanding shares of common stock, and becomes the largest shareholder of the Registrant.

In connection with the Closing of the Share Exchange, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, (i) Xiangfeng Lin resigned as the Chief Financial Officer and Secretary but remains as the Chief Executive Officer and Chairman of the Company; (ii) Xiuhong Tian, current Director of the Company, was appointed as the new Secretary of the Company; and (iii) Johnny C.W. Chan was appointed as the new Chief Financial Officer of the Company, effective immediately at the Closing.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)   Resignation of Officer and Director
At the Closing Date of the Exchange Agreement, Xiangfeng Lin resigned as the Chief Financial Officer and Secretary, but remains as the Chief Executive Officer and Chairman of the Boards of the Company. There were no disagreements between Xiangfeng Lin and the Company.

(b)   Appointment of Directors and Officers

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

The following persons were appointed as our officers and director at the Closing:

Name	Age	Position
Xiangfeng Lin	34	CEO/ Chairman of the Board
Johnny C.W. Chan	48	CFO
Xiuhong Tian	42	Secretary/ Director

The business background descriptions of the newly appointed directors and officers are as follows:

Lin Xiangfeng, Chief Executive Officer and Chairman of the Board of Directors

Mr. Lin received his bachelor degree from Fuzhou University majoring in Business Administration and got his EMBA from Xiamen University. Mr. Lin founded Shenzhen Nan Kai Shi Ye Company Limited in April 2003. The company changed its name in 2008 and is currently known as Shenzhen Dong Sen Mobile Communication Technology Company Limited. Mr. Lin is currently serving as the Chairman of the company.

Johnny C.W. Chan, Chief Financial Officer

Mr. Chan has over 25 years of experience in business development and IT globally. He was a VP at Arrow Asia Pac, CTO at eIDS, and Assistant General Manager at PCCW/Hongkong Telecom (HKT). Mr. Chan has experience in investment and operation of online Marketplace, Vertical Communities, Procurement Platform, Portal and Enterprise Software. Mr. Chan has extensive experience in investment and setting up new businesses at HKT. He also has expertise in Business operation, Change Management / Business Processes reengineering, Applications development, IT architecture, infrastructure and IT operations. Prior to HKT, Mr. Chan holds IT management position in The Hong Kong & China Gas Co., Ltd. and AT&T in Hong Kong & Canada. Mr. Chan received a B. Math (Hons.) in Computer Science from University of Waterloo and a M.B.A. from University of Louisville.

Xiuhong Tian,  Secretary and Director

Ms. Tian graduated from Zhong Hua Accounting College majoring in Accounting. Ms. Tian served as Accounting Manager in Beijing Jing Tie Investment Management Company Limited from July 2005 to December 2008. Ms. Tian currently is a self-employed business consultant.

(c) Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We currently have no employment agreement with our executive officers.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2011, the Board of Directors adopted a resolution by unanimous written consent changing its fiscal year end from July 31 to December 31.   This change was made to be consistent with the fiscal year of FDH which is now our wholly-owned subsidiary and the operating company.

Item 5.06  Change In Shell Company Status.

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange.  As a result of the Share Exchange, FDH became our wholly owned subsidiary and its subsidiaries business became our main operational business.  Consequently, we believe that the Share Exchange has caused us to cease to be a shell company.  For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of FDH as of December 31, 2009 and 2010 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 concerning the acquisition of the business operation of FDH and its subsidiaries are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation. (1)
3.2	By-Laws. (1)
10.1	Share Exchange Agreement by and between the Company, HongKong First Digital Holding Company Limited and the FDH Shareholders, dated May 5, 2011.
10.2	Interest Transfer Agreement between Yinyan Guan and Qingguo Zeng dated April 7, 2011.
10.3	Supplemental Agreement between Yinyan Guan and Qingguo Zeng dated April 8, 2011.
10.4	Consulting Agreement between. Shenzhen Xing Tian Kong Digital Co., Ltd. and Yinyan Guan dated April 8, 2011.
16.1	Letter from Bernstein & Pinchuk LLP, dated May 5, 2011.
99.1	The Audited Consolidated Financial Statements of FDH as of December 31, 2009 and 20010.
99.2	The Unaudited Pro Forma Financial Information of Sky Digital Stores Corp.

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on September 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY DIGITAL STORES CORP.

Dated: May 6, 2011	By:	/s/ Xiangfeng Lin
Name: Xiangfeng Lin
Title: Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Incorporation. (1)
3.2	By-Laws. (1)
10.1	Share Exchange Agreement by and between the Company, HongKong First Digital Holding Company Limited and the FDH Shareholders, dated May 5, 2011.
10.2	Interest Transfer Agreement between Yinyan Guan and Qingguo Zeng dated April 7, 2011.
10.3	Supplemental Agreement between Yinyan Guan and Qingguo Zeng dated April 8, 2011.
10.4	Consulting Agreement between. Shenzhen Xing Tian Kong Digital Co., Ltd. and Yinyan Guan dated April 8, 2011.
16.1	Letter from Bernstein & Pinchuk LLP, dated May 5, 2011.
99.1	The Audited Consolidated Financial Statements of FDH as of December 31, 2009 and 20010.
99.2	The Unaudited Pro Forma Financial Information of Sky Digital Stores Corp.